THIRD AMENDMENT TO LINE OF CREDIT
                        ---------------------------------
                               DATED APRIL 3, 2000
                               -------------------
                                                            Dated: July 23, 2001


This Amendment is to the Line of Credit dated April 3, 2000, as amended May 24, 2000 and April 9, 2001. This amendment extends the line of credit to November 30, 2001 and retains the amount of the line of credit at $350,000 [Three Hundred Fifty Thousand]. The items listed below supersede such items in the April 3, 2000 Line of Credit agreement as amended on May 24, 2000 and April 9, 2001. All other items remain as stated in the previous agreements.

     FOR VALUE RECEIVED, Telesoft Corp ("Maker") promises to repay to -------- ("Holder") the principal advances received plus interest at the rate of ten percent per annum, in United States currency, payable as follows:

1.   Principal  and  interest  shall  be  all  due  on  November  30,  2001.

     Interest shall accrue from the date hereof at the rate of ten percent (10%) per annum and is due monthly.

2. This Line of Credit is due and payable on before November 30, 2001. If payment is not made by this date, this Line of Credit will be considered in default by Holder, without notice to Maker. Interest will begin to accrue on the defaulted Note at the rate of fifteen percent (15%) per annum, and will continue to accrue until such time that the Line of Credit is paid in full.

3. This Line of Credit is secured by the Maker's accounts receivable, inventory, property plant and equipment and all other assets held by the Maker. Should the Maker enter into a financing agreement from a non-affiliate, the Holder shall take a subordinate position in this security. A UCC filing for this security interest has been filed.

     IN WINTNESS WHEREOF, Maker has executed this instrument in his respective Name, and on his behalf, and has set his hand hereunto, all as of the date first Written above. This document shall have the effect of a sealed instrument.

       ________________________________________________________________



     ________________________________           ______________________________

     Telesoft  Corp                              ----------------------
     By  ___________________